EXHIBIT 10.3

              COAL BED METHANE PARTICIPATION AGREEMENT DATED AS OF
                           OCTOER 1, 2002, AS AMENDED


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                    COAL BED METHANE PARTICIPATION AGREEMENT

         This Coal Bed Methane Participation Agreement (this "Agreement") is made and entered into by and between Dolphin Energy Corporation, a Nevada corporation ("Dolphin") and Horizon Exploitation, Inc., a Colorado corporation ("Horizon"), effective as of October 1, 2002 (the "Effective Date"). The foregoing entities may be referred to herein collectively as "Parties" and individually as a "Party".


                                        I
                                    RECITALS

A. Pursuant to the terms of the Lease Agreement (as defined herein) and to the extent set forth therein, Dolphin owns the right to purchase five
         (5) existing coal bed methane wells located in Sheridan County, Wyoming ("Purchased Wells"), and the right to acquire additional interests in oil and gas leases on which such wells are located by drilling additional coal bed methane wells and paying certain Well Location Fees (as defined below).

B. Horizon desires to develop coal bed methane reserves in coal bed seams in the area of the Subject Leases (as defined herein), and, to that end, further desires to participate in the acquisition of the Well Assets (as defined herein) and an interest in the Subject Leases, on the terms and conditions hereinafter stated.

C. Dolphin desires to develop its interest in the Subject Leases and the Well Assets with Horizon, and to allow Horizon to participate therein with Dolphin, also on the terms and conditions hereinafter stated.


                                       II
                                    AGREEMENT

         In order to accomplish the foregoing objectives, and in consideration of the mutual rights, benefits, obligations, and legal detriments afforded the Parties hereunder, Dolphin and Horizon do hereby agree to, ratify and adopt the following terms.


                                       III
                                   DEFINITIONS

         The capitalized terms used in this Agreement shall have the following definitions:



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         "Affiliate" of a Party shall mean a company, partnership or other legal entity that controls such Party, is controlled by such Party, or which is controlled by an entity that controls such Party. Control means the ownership, directly or indirectly, of 50% or more of the shares or other ownership interest of a company, partnership or other legal entity OR the possession of day-to-day management authority in a company, partnership or other legal entity.

         "AMI" shall mean the area of mutual interest and of non-competition for which provision is herein made as defined on Exhibit D attached hereto and incorporated herein by reference.

         "Bumbaca Agreement" shall mean that certain Assignment of Oil and Gas Leases Reserving a Net Profits Interest, dated August 28, 2002, between Dolphin and Tom Horn, LLC.

         "Bumbaca Fee" shall mean the fee of Three Hundred Ninety-Six Thousand Dollars ($396,000) required to be paid by Dolphin to Tom Horn, LLC under the ultimate paragraph of the Bumbaca Agreement.

         "Bumbaca Leases" shall mean the oil and gas leases described on Exhibit C attached hereto and incorporated herein by reference.

         "Carried Interest" shall mean an undivided fifteen percent (15%) of the Leasehold Interest, subject to Proportionate Reduction, represented by the applicable Subject Lease to which a Carried Interest pertains hereunder, which shall be free and clear of any cost, risk or expense associated with the drilling and completion as well as the recompletion (or other Subsequent Operations) directly associated with establishing new production in the shallower coals of the Well in the Target Horizon as well as equipping the Well to the point of first connection to the gathering system pipeline to which a well is connected on the Subject Lease. The Carried Interest applies to the five
(5) coal bed natural gas wells included among the Well Assets, the Pilot Wells and any Option Wells contemplated hereunder, including any recompletions (or other Subsequent Operations) directly associated with the establishing new production in the shallower coals in the same wellbore, but specifically excluding any plugging and abandonment operations with respect to any Wells. Except to extent of expenses subject to the Carried Interest, Dolphin and Horizon shall otherwise be subject to the terms of any applicable JOA governing operations under the Subject Leases.

         "CMB" shall mean coal bed methane gas and related hydrocarbons, if any, produced from coal seams under this Agreement, and specifically from geologic strata from the surface to the depth of 2,300 feet, or the stratigraphic equivalent of the base of the Fort Union Formation, whichever is the greater depth.

         "coal bed methane" shall mean CBM.

         "Contract Operator" shall mean Crusader Resources, LLC, a Colorado limited liability company.

         "Contract Operatorship Well Fee" shall mean the $5,000.00 per Well fee to be paid to the Contract Operator pursuant to Article VII.D and Article IX.A hereunder.


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         "Development  Program" shall mean the drilling and completion of Option
Wells, the construction of gathering systems and such other facilities as may be necessary or convenient for the production and sale of coal bed methane natural gas produced from the Subject Leases hereunder as provided in Article IX hereof.

         "Force Majeure" shall mean any Act of God, including, but not limited to, lightning, earthquakes, fires, floods, or tornadoes; strikes, lockouts or other industrial disturbance; act of the public enemy; wars; riots; epidemics; lack of any necessary licenses, approvals or permits or delay in obtaining licenses, approvals or permits from a Regulatory Agency; direct injunction, prohibition, delay or interruption by acts, order, regulations or requirements from a Regulatory Agency; or other events beyond the reasonable control of the Party whose obligations hereunder are effected by such event.

         "Infill Wells" shall mean the second well drilled on any eighty acre (or other prescribed) drill site spacing unit.

         "JOA" shall mean any Joint Operating Agreement for which provision is made in Article VI.D hereof.

         "Lease Agreement" shall mean that certain Lease Acquisition and Drilling Agreement dated effective September 30, 2002, by and between Pioneer Oil, LLC and Dolphin, pertaining to the Project and the Subject Leases.

         "Leasehold Interest" shall mean the operating interest in a Subject Lease and shall, for all purposes herein, be deemed to be identical to the term "Working Interest."

         "Net Revenue Interest" shall mean the proportionate share of revenues from the sale of production of oil and gas or the in-kind equivalent thereof produced from the Subject Leases.

         "Oil and Gas" shall mean oil, gas (including coal bed methane natural gas) and other hydrocarbons.

         "Option Well" shall mean any gas well drilled under Article IX hereof as part of the Development Program.

         "Pilot Program" shall mean drilling and completion as well as the recompletion (or other Subsequent Operations) directly associated with establishing new production in the shallower coals in the Target Horizon of the Pilot Wells, and the process of evaluation of the results of such Wells and other relevant factors, to assess the economic parameters of the Project.

         "Pilot Wells" shall mean those coal bed methane Wells drilled pursuant to Article VIII hereof to test coals in the Target Horizon.

         "Project" shall mean evaluation of and development of the Well Assets and Subject Leases for the production of CBM as contemplated by this Agreement.


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         "Proportionate  Reduction"  shall  mean,  with  respect to any  Working
Interest or Carried Interest, the proportion that a particular Leasehold Interest bears to the entire mineral estate, and in the proportion that the undivided interest in any particular Leasehold Interest bears to the entire interest in a Subject Lease and shall mean, with respect to Net Revenue Interest or an overriding royalty interest, the proportion that revenue attributable to a particular leasehold, royalty, overriding royalty, or other real property interest bears to the entire revenue attributable to a Subject Lease.

         "Purchased Wells" shall be the five (5) existing coal bed methane wells on the Subject Leases.

         "Regulatory Agency" means the applicable governmental agency of the United States of America, the State of Wyoming, or any political subdivision of either of them with jurisdiction over the matters contemplated hereunder and covered hereunder, including without limitation the United States Department of the Interior, Bureau of Land Management, United States Environmental Protection Agency, the Wyoming Oil and Gas Conservation Commission, and the Wyoming Department of Environmental Quality.

         "Subject Leases" shall mean such oil and gas leases described on Exhibit A attached hereto and incorporated herein by reference.

         "Subsequent Operations" shall have the meaning ascribed thereto in the applicable JOA.

         "Target Horizon" shall mean the geologic strata targeted as being prospective for commercial CBM reserves from the surface to the depth of 2,300 feet, or the stratigraphic equivalent of the base of the Fort Union Formation, whichever is the greater depth.

         "Term" has the meaning ascribed thereto in Article XIII herein.

         "Well Assets" shall mean the five (5) existing coal bed methane wells to be purchased hereunder, described on Exhibit B attached hereto and incorporated herein by reference, together with the facilities, equipment, rights-of-way, permits, personal property and contract rights associated therewith.

         "Well Location Fee" shall mean the fee paid by Horizon to Dolphin as prescribed in Article VIII.D and Article IX.A below.

         "Wells" shall mean all coal bed methane wells purchased hereunder as part of the Well Assets as well as all wells drilled pursuant to this Agreement.

         "Working Interest" shall mean the operating interest in a Subject Lease and shall, for all purposes herein, be deemed to be identical to the term "Leasehold Interest".

                                       IV
                           REPRESENTATIONS BY HORIZON

Horizon represents and warrants to Dolphin that:


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A.       It is organized and in good standing in the State of Colorado.

B. It has the corporate power and authority to enter into this Agreement and the transactions contemplated hereunder.

C. Execution and delivery of this document and the consummation of the transactions contemplated hereunder will have been duly authorized, and will not result in any conflict with or breach of or default under any other obligation to which it may be bound.

D.       This Agreement is binding and enforceable in accordance with its terms.

E. It has not engaged any broker, finder or financial advisor for this transaction for which Dolphin would be liable for any fees or other compensation or otherwise.

                                        V
                           REPRESENTATIONS BY DOLPHIN

Dolphin represents and warrants to Horizon that:

A.       It is duly organized and in good standing in the State of Nevada.

B.       It is authorized to do business in the State of Wyoming.

C. It has the corporate power and authority to enter into this Agreement and the transactions contemplated hereunder.

D. Execution and delivery of this document and the consummation of this transaction and performance hereunder will have been duly authorized, and will not result in any conflict with or breach of or default under any other obligation to which it may be bound.

E.       This Agreement is binding and enforceable in accordance with its terms.

F. It has not engaged any broker, finder or financial advisor for this transaction for which Horizon would be liable for any fees or other compensation or otherwise.

                                       VI
                          DUE DILIGENCE AND COMMITMENT

A. For a period of forty-five (45) days from the Effective Date hereof, the Parties agree to promptly conduct a joint due diligence investigation of the Well Assets and the Subject Leases and to cooperate fully toward a complete evaluation of the Project satisfactory to both Parties. In the conduct of such review, each Party shall retain, at its sole cost, risk and expense, its own legal counsel and such technical and other consultants as it deems necessary. Such evaluation shall be concluded within the recited due diligence time period.



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B.       Within  fifteen  (15) days  of completion of the review provided for in the preceding paragraph, each Party shall notify the other Party in writing of its election to participate in the Project on the terms set forth herein, or to decline to do so. In the event that neither Dolphin or Horizon should elect to participate in the Project, this Agreement shall terminate as to both Parties, and, subject to the provisions of
         Article  XIII,   neither  Party  shall  have  any  further   rights  or
         obligations under this Agreement. In the event that only one Party elects to participate, all rights, titles, interests, benefits and burdens associated with the Project, including the right to pursue the Project in accordance with the Lease Agreement and the Bumbaca
         Agreement, shall become vested solely in the Party electing to participate in the Project, and, subject to the provisions of Article XIII, the other Party shall have no further rights or obligations under this Agreement. In the event that both Parties elect to participate, their respective elections shall be deemed a commitment to participate in the Project that is binding on each Party under the terms and conditions set forth herein. In the event that Dolphin elects to participate, it shall have the option to elect to participate for a Working Interest of not less than 1% nor greater than 50%. In the event that Horizon elects to participate, it shall be required to purchase the balance of the Working Interest Dolphin does not elect to acquire. Failure to timely elect shall be deemed an election not to participate.

C. Within ten (10) days of its election to participate in the Project, Horizon shall deliver to Dolphin or its designee, by cashier's check, wire transfer or other immediately available funds, the sum of One Hundred Thousand Dollars ($100,000.00), provided that such funds are available to Horizon, in which event such funds shall be paid to Dolphin when available to Horizon, but in no event later than three (3) days prior to the date due to Pioneer Oil, LLC under the Lease Agreement. It is intended that such funds represent the commitment fee referenced in Article III of the Lease Agreement, and, to that end, shall be in turn be delivered to Pioneer Oil, LLC to secure the rights of the Parties to develop the Project under the terms hereof.

D. Within ten (10) days of the election of both Parties to participate in the Project, the Parties shall enter into a mutually agreeable joint operating agreement ("JOA") on AAPL Form 610, which, among other things, shall provide for electing joint loss of title, insurance provisions meeting industry standard, COPAS accounting procedure with drilling rates per Well of One Thousand Dollars ($1,000.00) per day, and producing rates per Well of Six Hundred Dollars ($600.00) per month, a gas balancing agreement on RMMLF Form 6 with cash balancing, preferential rights stricken, nonconsent penalty of 300%, and such other terms as the Parties shall in good faith adopt. Dolphin shall be designated as operator thereunder.

                                       VII
                   PURCHASE OF WELL ASSETS AND BUMBACA LEASES

A. If Horizon elects to participate in the Project, on or before March 31, 2003, Horizon shall deliver to Dolphin by cashiers check, wire transfer or other immediately available funds, the sum of Five Hundred Thousand Dollars ($500,000.00). It is intended that such funds represent the purchase price for the Well Assets referenced in Article IV of the Lease Agreement, and, to that end, shall be in turn delivered to Pioneer Oil, LLC to secure the rights of the Parties to own the Well Assets and to develop the Project under the terms hereof.

B. Within ten (10) days of closing on the Well Assets under the Lease Agreement, Dolphin will assign and convey to Horizon all of Dolphin's right, title and interest in and to the Well Assets acquired under the Lease Agreement and subject to the terms thereof, effective January 1, 2003, except and reserving unto Dolphin the Carried Interest.

C.       All  allocations  and adjustments to the purchase price provided for in
         Article IV of the Lease Agreement shall, in turn, be effectuated by the Parties to the effect that, with the exception of the Carried Interest, Horizon shall enjoy the same benefits and suffer the same liabilities concerning the Well Assets as are allocated to Dolphin under the terms of the Lease Agreement.

D. Dolphin shall cause the Bumbaca Fee to be paid to Tom Horn, LLC prior to August 1, 2003, for which payment Dolphin shall have sole liability hereunder. Within ten (10) days of closing on the Bumbaca Agreement, Dolphin will assign and convey to Horizon all of Dolphin's right, title and interest in and to the Bumbaca Leases acquired under the Bumbaca Agreement and subject to the terms thereof, except and reserving unto Dolphin the Carried Interest.

E. In the event Dolphin does not cause the Bumbaca Fee to be paid to Tom Horn, LLC prior to August 1, 2003, Horizon shall have the right, but not the obligation, to pay the Bumbaca Fee and assume all rights and liabilities under the Bumbaca Agreement, in which event (i) Dolphin shall automatically forfeit any claim or right it might otherwise have to the options to participate in the Bumbaca Leases set forth in
         Article VIII.I and Article IX.E; (ii) any lands or related mineral rights covered by the Bumbaca Leases shall automatically be removed from the definition of AMI for all purposes under this Agreement; and
         (iii) the term Subject Leases as used hereunder shall thereafter be deemed not to include the Bumbaca Leases, notwithstanding anything set forth herein to the contrary.

                                      VIII
                     PILOT PROGRAM AND SUBSEQUENT ELECTIONS

A. Pursuant to the terms of the Subject Leases, Lease Agreement and the applicable JOA, Dolphin shall diligently drill or cause to be drilled up to sixty (60) Pilot Wells to the Target Horizon. Upon reaching the total depth so drilled, each Pilot Well will be either completed to the gathering system pipeline or plugged and abandoned as a dry hole in accordance with applicable laws and regulations. The Parties will consult with each other as to the location of each Pilot Well, the timing of drilling, and the anticipated and completed depth of the Target Horizon, but the final decision in the absence of such agreement will be in the sole and complete discretion of Dolphin, provided that in any event Dolphin shall complete twenty-five (25) of the Pilot Wells no later than October 1, 2003, and that any funds held in escrow pursuant to Article V.A. of the Lease Agreement will be disbursed in accordance with the Lease Agreement as necessary to cover costs and expenses associated with such Pilot Wells. Dolphin shall complete all of the Pilot Wells which it is required to drill or elects to drill in compliance with the terms of Article V of the Lease Agreement and the applicable JOA.

B. No later than May 1, 2003, Horizon will tender to Dolphin by cashiers check or wire transfer or other immediately available funds, the sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000.00), plus the estimated amount to drill and complete the thirty (30) Pilot Wells. It is the intention of the Parties that $1,500,000.00 of the funds so delivered shall represent the Well Location Fee provided for in Article V of the Lease Agreement, and will in turn be paid to Pioneer Oil, LLC in accordance with said Article V of the Lease Agreement, and that One Hundred Fifty Thousand Dollars ($150,000.00) of the Funds so delivered shall represent the Contract Operatorship Well Fees of Five Thousand Dollars ($5,000.00) per Well provided for in Article VIII.D and Article IX.A of this Agreement, and will in turn be paid to the Contract Operator in accordance with said Articles VIII.D and IX.A. of this Agreement. In the event that Dolphin is entitled to the return of any such fees or escrow amounts under the terms of the Lease Agreement, Dolphin agrees to share such monies, if any, in proportion to the respective Working Interests (excluding any Carried Interest) owned by Dolphin and Horizon.

C. Within ten (10) days of receipt of the assignment of interest earned by Dolphin by drilling, testing, logging, completing, recompleting, reworking, deepening and/or sidetracking the Pilot Wells for which provision is made in Article VI of the Lease Agreement, Dolphin will assign and convey to Horizon all of its right, title and interest in and to the Subject Leases, insofar as they pertain to the drill site spacing unit for any Well so drilled and any other acreage earned as a result of such drilling operations to all depths covered by the Subject Leases. Dolphin shall except and reserve the Carried Working Interest unto itself, its successors and assigns. Such assignment shall be subject only to: (1) royalties, overriding royalties and other burdens in effect and of record as of the Effective Date, (2) the Carried Interest, and (3) an overriding royalty of 2% of 8/8ths, subject to Proportionate Reduction and such further reduction as may be necessary to ensure that the Net Revenue Interest in the Subject Leases to be so delivered to Horizon will not be less than Seventy-Eight Percent (78%), subject to Proportionate Reduction.

D. Notwithstanding the foregoing, Dolphin may, in its sole discretion, drill a total of two (2) Wells to different coal seams on each eighty acre drill site spacing unit as permitted by the applicable well spacing regulations. Horizon shall pay Dolphin a Well Location Fee of Thirty Thousand Dollars ($30,000.00) for each Pilot Well and Seventeen Thousand Five Hundred Dollars ($17,500.00) for any Well constituting the second Well in the spacing unit, including any completions and recompletions (or other Subsequent Operations) directly associated with establishing new production in the shallower coals of the Well in the Target Horizon; provided, however, that in no event shall the total fees to be paid by Horizon to Dolphin hereunder for any eighty acre spacing unit exceed Forty-Seven Thousand Five Hundred Dollars ($47,000.00) for two Wells, in each case including any completions, recompletions, or other Subsequent Operations and including any Well Location Fees prescribed under Article IX.A below. Dolphin shall be solely liable for payment of any similar fees to Pioneer Oil, LLC under the Lease Agreement and for the Contract Operatorship Well Fee of $5,000.00 per Well payable to Contract Operator and/or other service providers.

E. Except as to any Working Interest in which Dolphin elected to participate under Article VI.B as may be purchased by Dolphin under sub-article I of this Article VIII, Horizon shall be liable and responsible to Dolphin as operator for the entire cost of drilling and completion operations on the

         Pilot Wells as well as for Subsequent Operations (including fees payable to Contract Operator). Dolphin shall bill Horizon for such costs and expenses, and Horizon shall pay such costs to Dolphin, pursuant to the terms of the JOA.

F. All geologic, engineering, land and other data pertaining to the Pilot Program shall be shared between the Parties upon request, it being the intent that both Parties shall be provided sufficient information to allow each of them to make an informed evaluation and decision as to the success of the Pilot Program and the viability of the proposed Development Program.

G. Within thirty (30) days of cement of casing of the last of the Wells to be included in the Pilot Program, each Party shall elect in writing whether or not it chooses to proceed with the Development Program on the terms and conditions hereinafter stated. Failure to timely elect shall be deemed an election to not participate.

H. In the event that neither Party should elect to participate in the Development Program, this Agreement shall terminate, and, except as provided in Article XIII, neither Party shall have any further rights or obligations under this Agreement other than those rights or obligations which have already accrued as of the date of such termination; provided, however, that if one Party elects to participate and the other Party does not, any rights, titles, interests, benefits and burdens associated with the Project that have not as of such date already been assigned or allocated to one of the Parties in accordance with this Agreement shall be vested solely in the Party electing to pursue the Project, including without limitation the right to pursue the Project in accordance with the Lease Agreement and the Bumbaca Agreement. In the event that both Parties elect to participate in the Development Program, that election shall be deemed a commitment to participate in the Development Program and the remainder of the Project shall be binding on both Parties under the terms and conditions set forth herein.

I. For a period of up to one (1) year following the completion of the Pilot Program, Dolphin shall have the option to participate, at the "Heads Up Price" as described herein, in all of the Subject Leases for an additional Working Interest of up to Twenty-Five Percent (25%). At any time following the date that is one (1) year following the completion of the Pilot Program, but no later than two (2) years after completion of the Pilot Program, Dolphin shall have the option to participate, at the "Heads-Up Price" described below, in any of the Subject Leases for an additional Working Interest of up to Fifty Percent (50%). For purposes of this Agreement, the "Heads-Up Price" shall mean 25% or 50%, as applicable, of all direct costs and expenses incurred by Horizon under this Agreement with respect to the Subject Leases, the Well Assets, and all Wells drilled under the Pilot Program, including Infill Wells. Regardless of whether Dolphin elects to acquire any additional Working Interest, the Carried Interest shall still apply to the Pilot Program if Dolphin has elected to participate in the Pilot Program.

                                       IX
                               DEVELOPMENT PROGRAM

A. In the event that both Parties have elected to participate in the Pilot Program and elected to participate in the Development Program, the Parties shall consult with each other as to location and timing, but in the absence of agreement, Dolphin shall be authorized, in its sole judgement, to drill the Option Wells to test the coals at the Target Horizon, with each such Well to be drilled and completed and connected to the gathering system pipeline no later than October 31, 2005. Within ten (10) days of notification that Dolphin intends to drill a particular Option Well, Horizon shall pay to Dolphin the sum of Thirty Thousand Dollars ($30,000.00) per Well if the Option Well is the first Well on the spacing unit and Seventeen Thousand Five Hundred Dollars ($17,500.00) per Well if the Option Well is the second Well on the spacing unit, including any completions and any recompletions (or other Subsequent Operations) directly associated with establishing new production in shallower coals of the Target Horizon in the Well, and in each case including any Well Location Fees prescribed under Article VIII.D above and subject to the Well Location Fee limitations set forth in said Article VIII.D above. Dolphin shall, in turn, be responsible for paying all similar fees: (i) to Pioneer under the Lease Agreement; (ii) to Dolphin for the Option Wells under the Bumbaca Leases; and (iii) to the Contract Operator (with regard to the Five Thousand Dollars ($5,000.00) per Well Contract Operatorship Fee for all Pilot Wells and Option Wells drilled hereunder); provided, however, that in no event shall the Contract Operator be entitled to receive more than Ten Thousand Dollars ($10,000.00) per spacing unit for the drilling of two Wells, including any completions and recompletions (or other Subsequent Operations) directly associated with establishing new production in the shallower coals in the Target Horizon of the Well. Each such Well shall be diligently drilled as provided in accordance with Article VII.A of the Lease Agreement so as to allow Dolphin to earn an assignment of the eighty acre drill site spacing unit therefor as set forth in Article VII.D of the Lease Agreement as well as to satisfy the terms of the Subject Leases, including without limitation as and when necessary to satisfy drilling commitments, retain lease acreage or prevent the expiration of the Subject Leases, regardless of whether the Pilot Program has been completed, the Development Program has been commenced, or as otherwise may be provided or interpreted to the contrary hereunder. Drilling of the Option Wells shall be performed at such locations, at such times, and under such conditions as Dolphin shall in its sole judgement deem advisable, subject to the Subject Leases and the Lease Agreement.

B. Except to the extent otherwise provided herein, all drilling and completion operations on the Option Wells, including applicable Subsequent Operations, shall be conducted under the terms of the applicable JOA, and the costs and expenses of all such drilling and completion operations, including applicable Subsequent Operations, in which both Parties elect to participate shall be paid by Horizon in accordance with the terms of the Carried Interest and by both Dolphin and Horizon under any election to participate for a Working Interest made hereunder.

C. With respect to each Option Well or Subsequent Operation thereon in which Horizon drills hereunder, either as a producer or as a dry hole, Dolphin will, within ten (10) days of completion as a producer or determination that the Well is a dry hole or contemporaneously with any such assignment to Dolphin, assign and convey to Horizon all of its right, title and interest in and to the Subject Leases insofar as it pertains to the drill site spacing unit for such Well and any other acreage earned as a result of such drilling and completion operations to all depths covered by the Subject Leases. Such assignment and conveyance shall be on such form as is acceptable to counsel for Horizon, and shall be subject to reservation of the Carried Interest and to such burdens as are specified above for Pilot Wells.

D. Notwithstanding the foregoing, Dolphin and Horizon may drill two Option Wells to different coal seams on each eighty acre (or other such other amount of acreage prescribed by the applicable governmental agency or applicable law) drill site spacing unit as permitted by the applicable well spacing regulations. The Parties may recomplete any existing Well to a different coal seam, provided that any such recompletion may occur only if it is demonstrated, according to generally accepted standards in the North American coal bed methane industry, that continuing to operate such Well at the depth at which such Well is being operated at the time of any such decision will no longer be commercially reasonable.

E. As to the Option Wells, Dolphin may at any time, as a one-time election exercisable in its sole discretion for a period of up to one (1) year after commencement of the Development Program, elect to participate in all Option Wells drilled hereunder during said one (1) year period as well as have the opportunity to participate for the same Working Interest share of all Option Wells drilled after said one (1) year period, which participation shall be on a Heads-Up Price basis payable upon initial election and contemporaneously on a well-by-well basis thereafter, for up to an undivided twenty-five percent (25%) Working Interest therein. Dolphin shall pay the proportionate share of all direct costs and expenses for each Option Well in which it elects to participate under the terms of the JOA attributable to the Working Interest with respect to which such election is made.

                                        X
                             AREA OF MUTUAL INTEREST

A. In the event that either Party shall acquire, directly or indirectly, in its own name or through an Affiliate, by purchase, merger or otherwise, any interest in CBM leases, other CBM rights, non-cost bearing interests or otherwise pertaining to or concerning CBM in the AMI, the acquiring Party shall offer the other Party the option to participate in such acquisition. This option shall apply to an entire acquisition in which any part thereof is located within the AMI, but shall only apply if the other Party has elected to participate in the Pilot Program (if such interests are acquired during the Pilot Program) and during or after the completion of the Development Program (if such acquisition is made during the Development Program).

B. If Horizon is the acquiring Party, it shall, within ten (10) days of having made such acquisition, advise Dolphin of its acquisition, setting forth all applicable terms and conditions pertaining to its acquisition. Dolphin shall have fifteen (15) days in which to elect in writing to participate in such acquisition on the terms stated in the agreement pertaining to such acquisition. In the event that Dolphin should elect not to participate in such acquisition, it shall have no further interest in the acquisition made by Horizon. In the event that Dolphin shall elect to participate in such acquisition, Horizon shall assign and convey the Carried Interest in the acquisition to Dolphin without further consideration from Dolphin, and Dolphin agrees to provide services as operator commensurate with the services provided hereunder with respect to all other Wells drilled hereunder. Notwithstanding the foregoing, Dolphin shall not be required to participate in any AMI acquisition which does not in its reasonable business judgement meet economic parameters it may establish from time to time in its sole discretion for itself or by any Affiliate that may be participating in the Project.

C. If Dolphin is the acquiring Party, it shall, within ten (10) days of having made such acquisition, advise Horizon of its acquisition, setting forth all applicable terms and conditions pertaining to its acquisition. Horizon shall have fifteen (15) days in which to elect in writing to participate in such acquisition on the terms stated in the agreement pertaining to such acquisition, in which event Dolphin shall elect to retain a Working Interest of not less than 1% nor more than 50% (or the rights to earn the same, as may be applicable) will assign and convey the balance of its entire interest in such acquisition to Horizon, subject to reservation of the Carried Interest. Notwithstanding the foregoing, Horizon shall participate in any AMI acquisition unless the acquisition opportunity does not in its reasonable business judgement meet economic parameters, including without limitation a net present value rate of return between 17.5% and 20%, it may establish from time to time in its sole discretion for itself or by any Affiliate that may be participating in the Project and that are otherwise comparable to the technical and commercial projections available to Horizon under the terms of other agreements to which Horizon is a party.

                                       XI
                                     NOTICES

All notifications to be delivered hereunder shall be made as follows:

         Horizon Exploitation, Inc.
         c/o Kelly Nelson
         9 Exchange Place, Suite 113
         Salt Lake City, Utah 84111
         Phone: (801) 596-2022
         Fax: (801) 596-3242

         Dolphin Energy Corporation
         1155 Brickell Drive, Suite 1708
         Miami, Florida 33131
         Attention:  Marc E. Bruner
         Phone: (305) 377-9726
         Fax: (305) 377-9726

                                       XII
                                 CONFIDENTIALITY

A. The Parties agree that the terms and conditions of this Agreement and all information and data acquired or obtained by any Party in respect of the Project shall be considered confidential and shall not be disclosed during the term of the Agreement to any person or entity not a Party to this Agreement, except:

                  (1) to an Affiliate, provided such Affiliate maintains confidentiality as provided in this Article XII;

                  (2)      to  a  governmental  agency  or  other  entity   when
                           required by this Agreement;

                  (3) to the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

                  (4) to prospective or actual contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;

                  (5) to a bona fide prospective transferee of a Party's interest in all or any portion of the Project (including an entity with whom a Party or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

                  (6) to a bank or other company to the extent appropriate to a Party arranging for funding;

                  (7) to the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; or

                  (8) any data or information which, through no fault of a Party, becomes a part of the public domain;

         provided, however, that, notwithstanding the foregoing, Dolphin and Horizon shall be expressly permitted to disclose information as set forth in Articles XII.B, XII.C and XII.D.

B. In the event of an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, either Party is deemed to be authorized to furnish such minimal, strictly factual information as is necessary to satisfy the legitimate public interest on the part of the press and duly constituted authorities. If time does not permit obtaining prior approval from the other Party, either Party shall promptly advise the other Party of the information so furnished. Nothing herein contained shall preclude any Party from making such disclosures as may be, in that Party's sole judgement, required by any federal or state law or regulation or by any stock exchange on which the shares of the Party and/or its parent company are listed; provided, however, that such Party shall provide each other Party with prior written notice of any such required disclosure, which disclosure shall be deemed to authorize each other Party to make a similar disclosure at any time after such initial required disclosure has been made to the public and/or as is otherwise required, and provided further that such other Party shall maintain the confidentiality of the intent of such other Party to make such a disclosure as well as the content thereof prior to such initial required disclosure.

C. The Parties will consult with each other with regard to all publicity, including any press or other media releases regarding activities undertaken in connection with this Agreement. Unless data or information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over a Party or its Affiliates, no Party shall issue a media release nor distribute any information or photographs concerning operations hereunder to the press or other media without the prior written approval of the other Party, which shall not be unreasonably withheld. If a Party requests consent to make a press or media release, but does not receive a written response from the other Party either consenting or withholding consent for a period of three (3) days after its request, then the other Party shall be deemed to have consented to the release.

D. The Parties acknowledge and agree that either Party will disclose certain information concerning the business operations contemplated hereunder as well as the essential terms and conditions of this Agreement. Disclosures under this Article XII.D will be subject to the conditions set forth in Article XII.C.

                                      XIII
                              TERM AND TERMINATION

A. The Term of this Agreement shall commence as of the Effective Date and shall continue for a period of four (4) years thereafter, unless earlier terminated under Article XIII.B herein.

B.       Unless  and  to  the extent  excused by  events of  Force Majeure or as
         otherwise  mutually  agreed  by  the  Parties,   this  Agreement  shall
         terminate upon the occurrence of one of the following events:

                  (1) the occurrence of any event for which termination is expressly provided as a consequence elsewhere in this Agreement;

                  (2) if either Party files a voluntary petition in bankruptcy, has an involuntary petition in bankruptcy filed against it, is adjudicated to be insolvent, or has a receiver appointed for its business affairs (individually or collectively, a "Bankruptcy Event"), then the other Party may, in its sole discretion, (i) terminate this Agreement upon twenty (20) days as to the drilling of any future Wells contemplated hereunder and/or (ii) seek appointment of itself or a third party as operator under the JOA, subject to the terms of any applicable JOA; provided, however, that this provision shall not apply if such
                           Bankruptcy  Event  is  removed  within  such   20-day
                           period;

                  (3) if either Horizon, Dolphin or the Contract Operator ceases to actively conduct business, maintain its entity status in good standing in the states in which it is licensed to do business, is voluntarily or involuntarily dissolved, or is removed or otherwise not permitted to act as operator or Contract Operator; or

                  (4)      by mutual agreement of Dolphin and Horizon;

         with the date as to which any of such events shall be deemed to have occurred being the Termination Date.

         If this Agreement is terminated pursuant to any of the foregoing clauses (1), (2), (3), or (4) Horizon and Dolphin shall be liable to each other for the performance of their respective obligations under this Agreement in connection with all events, acts and omissions occurring or commencing prior to the Termination Date as well as for all obligations accruing after the Termination Date in respect of any Wells commenced prior to the Termination Date. Horizon will have no obligation to Dolphin under this Agreement in connection with Wells that have not yet been commenced.

C. The obligations of the Parties under Article X as well as under Article XII shall survive the termination of this Agreement for a period of one
         (1) year after the Termination Date.

                                       XIV
                         INTERNAL REVENUE CODE ELECTION

         This Agreement is not intended to create, and shall not be construed to create, a partnership between Dolphin and Horizon or an association for profit between or among the Parties. Notwith- standing any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this Agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as amended (the "Code") as permitted and authorized by Code Section 761 and the regulations promulgated thereunder. Dolphin is authorized and directed to execute on behalf of Horizon such evidence of this election as may be required by the Secretary of the Treasury of the United States or the United States Internal Revenue Service (the "IRS"), including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation 1.761. Should there be any requirement that each Party hereby affected to give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the IRS or as may be necessary to evidence this election. No such Party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of Wyoming or any future income tax laws of the United
States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Code, under which an election similar to that provided by
Section 761 of the Code is permitted, each Party hereby affected shall make such election as may be permitted or required by such laws.

                                       XV
                               GENERAL PROVISIONS

A. This Agreement will be binding upon the Parties, and their respective heirs, successors and assigns, and shall be deemed a covenant running with the land of the Subject Leases.

B. No waiver by any Party of any one or more defaults by another Party in the performance of his Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement, no Party shall be deemed to have waived, released or modified any of its rights under this Agreement, unless such Party expressly stated, in writing, that it does waive, release or modify such right.

C. If and for so long as any provision of this Agreement shall be deemed invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement, except insofar and only insofar as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

D.       This  Agreement  represents  the  entire  agreement of the Parties, all
         previous   agreements  and   communications   having  been  merged  and
         integrated into the terms hereof.

E. Each Party shall, at its sole cost, risk, and expense, prepare and submit any and all filings in relation to this Agreement required of such Party by any governmental agency having jurisdiction. Each Party shall in a timely fashion provide the other Parties with copies of all such filings made by the Party.

F. The captions and heading of this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement.

G. In connection with this Agreement and the transactions contemplated by it, each Party will exercise its discretion as contemplated hereunder in good faith as a prudent operator and/or as a sophisticated oil and gas investor and as otherwise required by applicable law and contractual obligations and will cooperate with each other and with third parties to execute and deliver, or secure the execution and delivery of, any additional documents and instruments as well as perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

H. This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Wyoming, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

I. Both Dolphin and Horizon submit to the jurisdiction of the courts of Wyoming (as well as the federal courts sitting in Wyoming) for the purpose of finally resolving any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement or the operations carried out under this Agreement, including without limitation any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement. A Party's submission to the jurisdiction of these courts in accordance with the foregoing shall not, however, limit the right of such Party to institute any legal action or proceeding for the enforcement of any order or judgment of such courts in any other court having jurisdiction.

J. Neither Party may assign all or any part of its right or obligations under this Agreement without the prior written consent of the other Party, which consent may be reasonably withheld for any reason in its sole reasonable discretion; PROVIDED, HOWEVER, THAT EITHER PARTY MAY, AT ANY TIME BEFORE DELIVERY OF ITS ARTICLE VI.B ELECTION TO PARTICIPATE, ON A ONE-TIME BASIS, ASSIGN ALL OF ITS RIGHTS AND
         OBLIGATIONS TO AN AFFILIATE WITHOUT OBTAINING ANY CONSENT FROM THE OTHER PARTY.

K. This Agreement may be executed in counterparts, each of which executed instrument shall constitute a duplicate original for all purposes herein.

L. In the event of any conflict or ambiguity in any of the terms or conditions of the Subject Leases, the Lease Agreement, this Agreement that cannot be reconciled or applied solely in the context of the business and contractual dealings of the Parties without regard to the priority between and among any of the Parties and any third party, and the including any Exhibits thereto, the following order of precedence shall apply: (i) the Subject Leases; (ii) the Lease Agreement; (iii) this Agreement; (iv) the Exhibits to this Agreement; (v) the JOA; and
         (vi) the pertinent exhibits to the JOA.

         IN WITNESS WHEREOF, the duly authorized officers or representatives of the Parties have executed this Agreement on the dates written below to be effective as of the Effective Date.

Date:    OCT. 31, 2002                        Dolphin Energy Corporation
       -------------------------------


                                              By:      /S/ MARC BRUNER
                                                 -------------------------------

Date:      10-31-02                           Horizon Exploitation, Inc.
       ---------------------------------


                                              By:     /S/ KELLY NELSON
                                                 -------------------------------

State of        FLORIDA
         --------------------------

County of   MIAMI-DADE

         The foregoing instrument was acknowledged before me this 31 day of October, 2002, by MARC BRUNER as PRESIDENT of Dolphin Energy Corporation.


                                           /S/ ANGELA DIAZ
                                       -----------------------------------------
                                                                   Notary Public

My Commission Expires:      11/29/05
                        ----------------------
                                          ANGELA DIAZ
                                          Notary Public - State of Florida
                                          My Comm. Expires Nov 29, 2005
                                          Commission # DD 075278


State of          UT
         ------------------------------
                                                 NOTARY PUBLIC
County of   SALT LAKE CITY                      SHARIDA F. MCIFF
          --------------------                  3247 So. 4800 W.
                                           West Valley City, UT  84120
                                               COMMISSION EXPIRES
                                                  NOV. 8, 2004
                                                  STATE OF UTAH

         The foregoing instrument was acknowledged before me this 31st day of October, 2002, by KELLY NELSON as PRESIDENT of Horizon Exploitation, Inc.


                                        /S/ SHARIDA F. MCIFF
                                       -----------------------------------------
                                                                   Notary Public

My Commission Expires:    NOVEMBER 8, 2004

                                                BMcK DRAFT DATED JANUARY 2, 2003

           FIRST AMENDMENT TO COAL BED METHANE PARTICIPATION AGREEMENT

         This FIRST AMENDMENT TO COAL BED METHANE PARTICIPATION AREEMENT (this "AMENDMENT"), dated as of January ___, 2003, is made by and between Dolphin Energy Corporation, a Nevada corporation ("DOLPHIN"), and Horizon Exploitation, Inc. a Colorado corporation ("HORIZON"). The foregoing entities may be referred to herein collectively as the "Parties" and individually as a "Party."

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, effective as of October 1, 2002, the Parties entered into a Coal Bed Methane Participation Agreement (the "AGREEMENT");

         WHEREAS, the Parties determined during the course of the due diligence process provided for in Article VI of the Agreement that certain changes to the Agreement were necessary and/or desirable; and

         WHEREAS, the parties now wish to amend the terms and conditions of the Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the Parties hereby agree as follows:

SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used but not defined in this Amendment shall have the meanings given them in the Agreement.

SECTION 2. AMENDMENT OF THE AGREEMENT. The Agreement is hereby amended as follows:

               (a) All references to "2,300 feet" in the definitions of CBM and Target Horizon and in Exhibit D are hereby deleted and replaced with "3,000 feet (or, for the Bumbaca Leases, 2,500 feet)".

               (b) Section VI.A of the Agreement is hereby deleted in its entirety and replaced with the following:

         The Parties agree to promptly conduct a joint due diligence investigation of the Well Assets and the Subject Leases and to cooperate fully toward a complete evaluation of the Project satisfactory to both Parties. In the conduct of such review, each Party shall retain, at its sole cost, risk and expense, its own legal counsel and such technical and other consultants as it deems necessary. Such evaluation shall be concluded prior to January 31, 2003.

               (c) Section VI.B of the Agreement is hereby amended by striking the first sentence thereof and substituting the following:

         On or prior to January 31, 2003, each Party shall notify the other Party in writing of its election to participate in the Project on the terms set forth herein, or to decline to do so.

               (d) Section VI.C of the Agreement is hereby deleted in its entirety and replaced with the following:

         Within ten (10) days of its election to participate in the Project, Horizon shall deliver to Dolphin or its designee, by cashier's check, wire transfer or other immediately available funds, the sum of One Hundred Thousand Dollars ($100,000.00), provided that such funds are available to Horizon. In the event that such funds are not then available to Horizon, such funds shall be paid to Dolphin within five
         (5) days of the date such funds become available to Horizon.

SECTION 3. VALIDITY OF AGREEMENT. Notwithstanding any provision of the Agreement in effect prior to the date hereof, the Parties hereby agree that the Agreement has not been terminated and is in full force and effect as of the date hereof.

SECTION 4. NO FURTHER AMENDMENT OR NOVATION. Except as set forth in this Amendment, all terms and conditions of the Agreement remain unchanged. The Parties hereby ratify and confirm the Agreement as amended hereby. Except to the extent expressly set forth herein, the Agreement has not been amended, modified or supplemented and is in full force and effect. The execution and delivery of this Amendment does not constitute a novation, amendment, payment, satisfaction or extinction of any obligations under the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

                                DOLPHIN ENERGY CORPORATION


                                By:    /s/ MARC E. BRUNER
                                   ---------------------------------------------
                                   Name:   Marc E. Bruner
                                   Title:  President

                                HORIZON EXPLOITATION, INC.


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

          SECOND AMENDMENT TO COAL BED METHANE PARTICIPATION AGREEMENT

This Second Amendment to Coal Bed Methane Participation Agreement ("Amendment") is made and entered into the day and year hereinafter stated, by and between Dolphin Energy Corporation, a Nevada corporation ("Dolphin"), and Horizon Exploitation, Inc., a Colorado corporation ("Horizon"), effective February 1, 2003 ("Amendment Effective Date"). The foregoing entities may be referred to herein collectively as "Parties" and individually as a "Party".

                                        I
                                    RECITALS

A. The Parties have entered into Coal Bed Methane Participation Agreement dated effective October 1, 2002, providing for purchase of certain gas wells, and for joint drilling and production of coal bed methane, all on oil and gas leases located in Sheridan County, Wyoming. That contract has been amended by First Amendment to Coal Bed Methane Participation Agreement between the Parties, dated on January 2, 2003 (such October 1, 2002 agreement, as amended on January 2, 2003, the "Coal Bed Agreement").

B. The Coal Bed Agreement further pertains to that certain Lease Acquisition and Drilling Agreement between Pioneer Oil, LLC, and Dolphin, dated effective September 30, 2002, which agreement has been amended in several significant respects ("Lease Agreement"), which in turn require amendment to the Coal Bed Agreement.

C. The Parties desire to amend the Coal Bed Agreement to more accurately reflect the amended obligations of Dolphin under the Lease Agreement, and to allow for proper funding of Horizon's obligations under the Coal Bed Agreement, and to better reflect the timing of the capital being raised by the ultimate investors in Horizon.

                                       II
                                    AGREEMENT

Now, for and in consideration of the mutual rights and benefits and obligations and legal detriments afforded the Parties, hereunder, Dolphin and Horizon do hereby agree to amend the Coal Bed Agreement, in the following respects:

                                       III
                                   AMENDMENTS

SECTION 1:       Article III is amended by addition fo the following:

         "Commitment Letter" shall mean the letter of commitment from Horizon to Dolphin referenced in Article VI-B.

SECTION 2: The first sentence of Article VI-B is amended to state as follows:

         Horizon shall have until the close of business May 15, 2003, MST (or such later date as may be agreed to by the parties hereto in writing) in which to elect to participate in the Project. Should Horizon, at is sole option and discretion, elect to participate in the Project, Horizon will issue a Commitment Letter to Dolphin evidencing such election. Notwithstanding any provision of the Coal Bed Agreement as herein amended, prior to the date such Commitment Letter is issued by Horizon, the parties will use their best efforts to agree upon the applicable dates for payment and drilling obligations in the Coal Bed Agreement, and that Commitment Letter will set forth the mutually agreed dates by which the payment and drilling obligations provided for in the Coal Bed Agreement will be implemented. In the event that neither . . . In the event that only one Party elects to participate, all rights, titles, and interests, benefits and burdens associated with the Project, including the right to pursue the Project in accordance with the Lease Agreement and the Bumbaca Agreement, shall become vested in the Party electing to participate in the Project, and, the other Party shall have no further rights or obligations under this Agreement, provided that both Parties shall continue to be bound by the provisions of the AMI for the time period indicated in
         Article XIII.

SECTION 3:     Article VI-C is amended by addition of the following:

         The Parties further recognize that an additional $100,000 fee will be paid by Dolphin to Pioneer on or before the dates specified in the Commitment Letter. It is intended that such funds represent the additional fee reference in the Lease Agreement, as amended and, to that end, shall be in turn delivered to Pioneer Oil, LLC or reimbursed to Dolphin as the case may be.

SECTION 4: The first sentence of Article VII-A is amended and restated as follows:

         If Horizon elects to participate in the Project, on or before the date specified in the Commitment Letter, Horizon shall deliver to Dolphin by cashiers check, wire transfer, or other immediately available funds, the sum of Five Hundred Thousand Dollars ($500,000). It is intended . . .

SECTION 5:     Section VII-B is amended and restated as follows:

         Within ten (10) days of closing on the Well Assets; under the Lease Agreement, Dolphin will assign and convey to Horizon all of Dolphin's right, title and interest in and to the Well Assets acquired under the Lease Agreement and subject to the terms thereof, effective on the day specified in the Commitment Letter, except and reserving unto Dolphin the Carried Working Interest.

SECTION 6: The first sentence of Article VIII-B is amended and restated as follows:

         No later than the date specified in the Commitment Letter, Horizon will tender the Dolphin by cashiers check or wire transfer or other immediately available funds, the sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), plus the estimated amount to drill and complete thirty (30) pilot wells . . .

SECTION 7: The first phrase of Article VIII-H is amended and restated as follows:

         In the event that neither Party should elect to participate in the Development Program, the Agreement shall terminate, and neither Party shall have any further rights or obligations under this Agreement other than those rights or obligations which have already accrued as of the date of such termination, provided that both Parties shall continue to be bound by the provisions of the AMI for the time period indicted in Article XIII.

SECTION 8: The second sentence of Article X-A is amended and restated as follows:

         This opinion shall apply to an entire acquisition in which any part thereof is located within the AMI.

         B.    If Horizon . . .

SECTION 9: Article X is further amended by addition of Article X-D, as follows:

         The provisions of this Article X, Area of Mutual Interest, be in effect beginning October 1, 2002, and shall remain in effect to February 1, 2005, at which time the provisions of this Article will terminate, and, the provisions of Article X will survive termination of this Amended Agreement for that time period. Further, the provisions of this Article X shall apply for the time period indicated, whether or not either or both parties elect to continue with the Project at any point in time, and such provisions are deemed amended accordingly.

SECTION 10:    Article XIII-C is amended and restated as follows:

         The obligations of the Parties under Article XII shall survive the termination of this Agreement for a period one
         (1) year after the Termination Date.

SECTION 11: Unless otherwise defined herein, all capitalized terms used but not defined in this Amendment shall have the meanings given them in the Coal Bed Agreement.

SECTION 12: Notwithstanding any provision of the Coal Bed Agreement in effect prior to the date hereof, the Parties hereby agree that the Coal Bed Agreement has not been terminated and is in full force and effect as of the date hereof.

SECTION 13: Except as set forth in this Agreement (especially as set forth in Section 2 above), all terms and conditions of the Coal Bed Agreement remain unchanged. The Parties hereby ratify and confirm the Coal Bed Agreement, as amended hereby.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

                          DOLPHIN ENERGY CORPORATION

                          By       /s/ MARC BRUNER
                               ----------------------------------------------
                          Name         MARC BRUNER
                               ----------------------------------------------
                          Title        PRESIDENT
                               ----------------------------------------------


                          HORIZON EXPLOITATION, INC.

                          By
                               ----------------------------------------------
                          Name
                               ----------------------------------------------
                          Title
                               ----------------------------------------------




                                            /s/ Claudia Arjona
                                            Claudia Arjona
                                            Commission #
                                            Expires Jan. 27, 2005
                                            Bonded Thru
                                            Atlantic Bonding Co., Inc.